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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 6, 1995


                           AMERADA HESS CORPORATION
               (Exact Name of registrant as specified in charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


        1-1204                                            13-4921002
(Commission File Number)                       (IRS Employer Identification No.)


1185 AVENUE OF THE AMERICAS, NEW YORK, N.Y.                             10036
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code (212) 997-8500

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Item 5.   Other Events

          Registrant issued a press release reporting that it will take a charge to earnings of approximately $580 million ($420 million after tax) in connection with the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The non-cash charge to earnings will be recorded at year-end. Approximately 75 percent of the pre-tax charge relates to the Company's Port Reading refinery and United States flag Jones Act ships. The future role of certain of these assets in the Corporation's operations is currently under review.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AMERADA HESS CORPORATION

Dated: December 21, 1995                  By:    /s/ John Y. Schreyer
                                              ------------------------------
                                              John Y. Schreyer
                                              Executive Vice President and
                                                 Chief Financial Officer